EXHIBIT 4.3


                         SECOND SUPPLEMENTAL INDENTURE

     SECOND SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of October 2, 2001 among Hospital Development of West Phoenix, Inc, a Delaware corporation ("HDWP"), Hospital Development Company Number 1, Inc., a Delaware corporation ("HD1"), Hospital Development Company Number 2, Inc., a Delaware corporation ("HD2"); (each of HDWP, HD1 and HD2 being a "Guaranteeing Subsidiary" and, collectively, the "Guaranteeing Subsidiaries"), each Guaranteeing Subsidiary being also a subsidiary of Vanguard Health Systems, Inc. (or its permitted successor), a Delaware corporation (the "Company"), the other Guarantors (as defined in the Indenture referred to herein) and Bank One Trust Company, N.A., as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H

     WHEREAS, the Company has heretofore executed and delivered to the Trustee the indenture (as amended, the "Indenture"), dated as of July 30, 2001, providing for the issuance of an aggregate principal amount of up to $300,000,000 of 9 3/4% Senior Subordinated Notes due 2011 (the "Notes");

     WHEREAS, Section 4.07 of the Indenture provides that each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's obligations under the Notes and the Indenture on the terms and conditions set forth herein and therein (the "Note Guarantee"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

     1. Capitalized Terms; Conflict. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. In the event of any inconsistency between the terms of this Supplemental Indenture and the Indenture, the terms of the Indenture shall control.

     2. Agreement to Guarantee. The Guaranteeing Subsidiaries hereby agree as follows:

          (a) To jointly and severally Guarantee to each Holder of Notes under the Indenture and to the Trustee on behalf of the Holders:

               (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of, premium, if any, and interest on the Notes, to the extent lawful,


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                    and the due and punctual performance of all other
                    obligations of the Company to the Holders or the Trustee, all in accordance with the terms the Notes and the Indenture; and

               (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at Stated Maturity, by acceleration or otherwise, subject to the limitations set forth in Section 10.01 of the Indenture.

          (b) The obligations hereunder are absolute and unconditional, and nothing contained herein, or in the Indenture or in the Notes
               (i) is intended to or shall impair, as among any Guarantor and the Holders of the Notes, the obligations of each Guaranteeing Subsidiary, upon failure by the Company, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms, or (ii) is intended to or shall affect the relative rights of the Holders and creditors of such Guarantor, nor shall anything herein or therein prevent any Holder or the Trustee on their behalf from exercising all remedies otherwise permitted by applicable law upon default under the Indenture.

               Without limiting the foregoing, nothing contained herein, or in the Indenture or in the Notes, will restrict the right of the Trustee or the Holders to take any action to declare the Note Guarantee to be due and payable prior to the Stated Maturity of any Notes pursuant to Section 6.02 of the Indenture or to pursue any rights or remedies thereunder.

          (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Company, any right to require a proceeding first against the Company, the benefit of discussion, protest or notice with respect to any such Note or debt evidenced thereby and all demands whatsoever.

          (d) This Note Guarantee shall not be discharged as to any Note except by payment in full of the principal thereof, premium, if any, and interest thereon and as provided in Sections 8.01, 8.02 and 8.03.

          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or such Guarantor, any amount paid to the Trustee or such Holder in respect of a Note, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.


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          (f)  The Guaranteeing Subsidiaries shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in
               Article VI of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
               Article VI of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

          (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor to the extent provided in the Indenture.

     3. Subordination of Guarantee. The Note Guarantee shall be subordinated pursuant to, and in accordance with the terms and provisions of Article XII of the Indenture, which are deemed incorporated by reference herein.

     4. Execution and Delivery. The Note Guarantee shall not be valid or become obligatory for any purpose with respect to a Note until the certificate of authentication on such Note shall have been signed by or on behalf of the Trustee.

     5. Guaranteeing Subsidiaries May Consolidate, Etc. on Certain Terms. Each Guaranteeing Subsidiary may not sell or otherwise dispose of all or substantially all of its assets, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor except in accordance with the provisions set forth in the Indenture, including, without limitation, Section 5.01 of the Indenture.

     6. Releases. The Note Guarantee of each Guaranteeing Subsidiary will be released in accordance with the provisions set forth in the Indenture, including, without limitation, Section 10.3 of the Indenture.

     7. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

     8. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     9. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.


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     10. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, legality or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                       HOSPITAL DEVELOPMENT
                                       OF WEST PHOENIX, INC.

                                       By: /s/ James H. Spalding
                                          --------------------------------------
                                          James H. Spalding
                                          Senior Vice President


                                       HOSPITAL DEVELOPMENT
                                       COMPANY NUMBER 1, INC.

                                       By: /s/ James H. Spalding
                                          --------------------------------------
                                          James H. Spalding
                                          Senior Vice President


                                       HOSPITAL DEVELOPMENT
                                       COMPANY NUMBER 2, INC.

                                       By: /s/ James H. Spalding
                                          --------------------------------------
                                          James H. Spalding
                                          Senior Vice President


                                       VANGUARD HEALTH SYSTEMS, INC.

                                       By: /s/ James H. Spalding
                                          --------------------------------------
                                          James H. Spalding
                                          Senior Vice President


                                       BANK ONE TRUST COMPANY, N.A, as Trustee

                                       By: /s/ Gregory C. Cross
                                          --------------------------------------
                                          Gregory C. Cross
                                          Vice President